SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT is dated and made for reference effective as fully executed on this 28th day of January, 2008.

BETWEEN:

URANIUM 308 CORP., a corporation organized under the laws of the State of Nevada and having an address for notice and delivery located at 2820 W. Charleston Blvd., Suite 22, Las Vegas, NV, 89102

("*U308*");

OF THE FIRST PART

AND:

MONGOLIA ENERGY LIMITED, a corporation organized under the laws of the British Virgin Islands and having an address for notice and delivery located at c/o Unit C & B, 8th Floor, Sincere Insurance Building, 4 Hennessy Road, Hong Kong

("*MEL*");

OF THE SECOND PART

AND:

TOOROIBANDI LIMITED, a company incorporated under the laws of Mongolia, and having an address for notice and delivery at Bayangol 5, Khoroo 10, Khoroolol 48a04, Ulaanbaatar, Mongolia

("*Tooroibandi*");

OF THE THIRD PART

AND:

MONGOLIA METALS LIMITED, a company incorporated under the laws of the British Virgin Islands, and having an address for notice and deliver at c/o Unit C & B, 8th Floor, Sincere Insurance Building, 4 Hennessy Road, Hong Kong

("*MML*");

OF THE FOURTH PART

AND:

HONG KONG MONGOLIA METALS LIMITED, a company incorporated under the laws of Mongolia, and having an address for notice and delivery at ____________

____

("*HKMML*");

OF THE FIFTH PART

(U308, MEL, Tooroibandi, MML and HKMML being hereinafter singularly also referred to as a "*Party*" and collectively referred to as the "*Parties*" as the context so requires).

WHEREAS:

A. U308 is a body corporate subsisting under and registered pursuant to the laws of the State of Nevada and is listed on the NASD Over-the-Counter Bulletin Board (the "*Exchange*") and is interested in providing consideration on behalf of its wholly-owned subsidiary, MEL, for an investment into MML;

B. MEL is a body corporate subsisting under and registered pursuant to the laws of the British Virgin Islands which is involved in exploring and developing uranium projects in Mongolia under exploration licenses and is interested in investing in MML whose business is exploring and developing tin projects in Mongolia under exploration licenses;

C. Tooroibandi is a body corporate subsisting under and registered pursuant to the laws of Mongolia which is involved in exploring and developing uranium projects in Mongolia under exploration licenses owned by Tooroibandi, and is interested in allowing HKMML to use certain land holdings controlled by Tooroibandi for exploration and development of HKMML's tin projects in Mongolia under exploration licenses;

D. MML is a body corporate subsisting under and registered pursuant to the laws of the British Virgin Islands which is involved in exploring and developing tin projects in Mongolia under exploration licenses owned by its subsidiary HKMML and is interested in having MEL become a 10% owner of MML;

E. HKMML is a body corporate subsisting under and registered pursuant to the laws of Mongolia and is the legal owner of four (4) tin exploration licenses in Mongolia referenced as license numbers 13061X, 13062X, 13063X and 13064X covering 4658 hectares (collectively, the "*Licenses*"), which Licenses are located approximately 70 km southeast of Ulaanbaatar, the capital of Mongolia. ;

F. The Parties hereto have agreed to enter into this Share Purchase Agreement (the "*Agreement*") which formalizes, amends and replaces, in its entirety, the Letter of Intent, dated November 25, 2007 (the "*Letter of Intent*") as contemplated and required by the terms of such Letter of Intent, and which clarifies their respective duties

and obligations in connection with the purchase by U308 on behalf of MEL a 10% ownership interest in MML in exchange for 12,000,000 shares of common stock of U308 and the purchase by Tooroibandi of a 1% ownership interest in HKMML in exchange for Tooroibandi allowing HKMML to use certain land holdings controlled by Tooroibandi for exploration and development of HKMML's tin projects in Mongolia.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants and agreements herein contained, **THE PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER** as follows:

Article 1
DEFINITIONS

1.1 **Definitions**. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a) "*Agreement*" means this "Share Purchase Agreement" as entered into among the Parties herein, together with any amendments thereto and any Schedules as attached thereto;

(b) "*Board of Directors*" means, as applicable, the respective Board of Directors of each of the Parties hereto as duly constituted from time to time;

(c) "*business day*" means any day during which Financial Institutions are open for business in Hong Kong;

(d) "*Closing*" has the meaning ascribed to it in Article "6.1" hereinbelow;

(e) "*Closing Date*" has the meaning ascribed to it in Article "6.1" hereinbelow;

(f) "*Commercial Arbitration Act*" means the arbitration statute or act that is currently in force and effect in Hong Kong, as amended from time to time, as set forth in Article "11" hereinbelow;

(g) "*Commissions*" means the United States Securities and Exchange Commission;

(h) "*Common Shares*" means the 12,000,000 shares of common stock of U308 to be issued and delivered to MML as the Purchase Price for MML issuing shares of common stock of MML equivalent to 10% of the issued and outstanding shares of MML;

(i) "*Defaulting Party*" and "*Non-Defaulting Party*" have the meanings ascribed to them in Article "12" hereinbelow;

(j) "*Encumbrances*" means mortgages, liens, charges, security interests, encumbrances and third party claims of any nature;

(k) "*Exchange*" means the NASD Over-the-Counter Bulletin Board;

(l) "*Execution Date*" means the actual date of the complete execution of this Agreement and any amendment thereto by all Parties hereto as set forth on the front page hereof;

(m) "*Indemnified Party*" and "*Indemnified Parties*" have the meanings ascribed to them in Article "7.1" hereinbelow;

(n) "*Licenses*" has the meaning ascribed to it in recital "E" hereinabove;

(o) "*Parties*" or "*Party*" means, respectively, U308, MEL Tooroibandi, MML and HKMML hereto, as the case may be, together with their respective successors and permitted assigns as the context so requires;

(p) "*Purchase Price*" has the meaning ascribed to it in Article "2.2" hereinbelow; and

(q) "*Time of Closing*" means 2:00 o'clock, p.m. (Hong Kong Time) on the Closing Date;

1.2 **Schedules**. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedules which are attached to this Agreement and which form a material part hereof:

Schedule	Description
Schedule "A":	Licenses;

1.3 **Interpretation**. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b) any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c) words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and *vice versa*.

Article 2
PURCHASE AND SALE OF 10% OF MONGOLIA METALS LIMITED AND 1% OF HONG KONG MONGOLIA METALS LIMITED

2.1 **Purchase and Sale**. Subject to the terms and conditions hereof and based upon the representations and warranties contained in Articles "3" and "4" hereinbelow and prior satisfaction of the conditions precedent which are set forth in Article "5" hereinbelow, MML hereby agrees to issue that amount of shares of common stock of MML to MEL that will result in MEL owning 10% of the issued and outstanding shares of MML, and HKMML hereby agrees to issue that amount of shares of common stock or registered capital of HKMML to Tooroibandi that will result in Tooroibandi owning 1% of the issued and outstanding shares or registered capital of HKMML, at the Closing, and MEL agrees to purchase the shares of common stock of MML and Tooroibandi agrees to purchase the shares of common stock or registered capital of HKMML on the terms and subject to the conditions contained in this Agreement.

2.2 **Purchase Price**. The purchase price for that amount of shares of common stock of MML equivalent to a 10% ownership interest in MML being purchase by MEL will be satisfied by way of the issuance and delivery by U308 of 12,000,000 shares of common stock of U308 (each a "*Common Share*") to MML, in accordance with section "2.3" hereinbelow, at the Closing. In addition, the purchase price for that amount of shares of common stock or registered capital of HKMML equivalent to a 1% ownership interest in HKMML being purchased by Tooroibandi will be satisfied by Tooroibandi allowing HKMML the use of certain land holdings controlled by Tooroibandi for exploration and development of HKMML's tin projects in Mongolia under the Licenses.

2.3 **Resale Restrictions**. MML hereby acknowledges and agrees that U308 and MEL make no representations as to any resale or other restriction affecting the Common Shares and that it is presently contemplated that the Common Shares will be issued by U308 to MML in reliance upon the registration and prospectus exemptions contained in the United States *Securities Act of 1933*, as amended (the "*Securities Act*") or "*Regulation S*" promulgated under the Securities Act which will impose a trading restriction in the United States on the Common Shares for a period of at least six months from the Closing Date (as hereinafter determined). In addition, the obligation of U308 to issue the Common Shares pursuant to section "2.2" hereinabove will be subject to U308 being satisfied that an exemption from applicable registration and prospectus requirements is available under the Securities Act and all applicable securities laws, in respect of MML and the Common Shares.

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS BY MONGOLIA METALS LIMITED AND HONG KONG METALS LIMITED

3.1 **General Representations, Warranties and Covenants by Mongolia Metals Limited and Hong Kong Mongolia Metals Limited**. In order to induce U308, MEL and Tooroibandi to enter into and consummate this Agreement, MML and HKMML, jointly and severally, represents to, warrants to and covenants with U308, MEL and Tooroibandi, with the intent that U308 MEL and Tooroibandi will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of MML and HKMML, after having made due inquiry:

(a) it is duly organized under the laws of its respective jurisdiction of incorporation and is validly existing and in good standing with respect to all statutory filings required by the applicable corporate laws;

(b) it is qualified to do business in those jurisdictions where it is necessary to fulfill its obligations under this Agreement and it has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) it has the requisite power, authority and capacity to own and use all of its respective business assets and to carry on its respective business as presently conducted by it and to fulfill its respective obligations under this Agreement;

(d) the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action, corporate or otherwise, on its respective part;

(e) there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

(f) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(g) no proceedings are pending for, and it is unaware of, any basis for the institution of any proceedings leading to its respective dissolution or winding up, or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent companies or persons;

(h) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

 (i) conflict with or result in a breach of or violate any of the terms, conditions or provisions of its respective constating documents;

(ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any Court or governmental authority, domestic or foreign, to which it is subject, or constitute or result in a default under any agreement, contract or commitment to which it is a party;

(iii) give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which it is a party;

(iv) give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to it which is necessary or desirable in connection with the conduct and operations of its respective business and the ownership or leasing of its respective business assets; or

(v) constitute a default by it, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of it which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

(i) neither this Agreement nor any other document, certificate or statement furnished to U308, MEL, or Tooroibandi by or on behalf of any of MML or HKMML in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of U308, MEL, and/or Tooroibandi to enter into this Agreement;

(j) MML is the sole shareholder or sole registered capital owner of HKMML; and

(k) HKMML is the legal owner of the Licenses, which are free and clear of any and all Encumbrances.

3.2 **Representations, Warranties and Covenants by Mongolia Metals Limited respecting the Common Shares**. In order to induce U308, MEL and Tooroibandi to enter into and consummate this Agreement, MML hereby represents to, warrants to and covenants with U308, MEL and Tooroibandi, with the intent that U308, MEL and Tooroibandi will also rely thereon in entering into this Agreement and in

concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of MML, after having made due inquiry:

(a) MML acknowledges that the Common Shares will be issued under certain exemptions from the registration and prospectus filing requirements otherwise applicable under the Securities Act, and that, as a result, MML may be restricted from using most of the remedies that would otherwise be available to MML, MML will not receive information that would otherwise be required to be provided to MML and U308 is relieved from certain obligations that would otherwise apply to U308, in either case, under applicable securities legislation;

(b) MML has not received, nor has MML requested nor does MML require to receive, any offering memorandum or a similar document describing the business and affairs of U308 in order to assist MML in entering into this Agreement and in consummating the transactions contemplated herein;

(c) MML acknowledges and agrees that the Common Shares have not been and will not be qualified or registered under the securities laws of the United States or any other jurisdiction and, as such, MML may be restricted from selling or transferring such Common Shares under applicable law; and

(d) MML is incorporated in the British Virgin Islands and has its registered and records office in Hong Kong, and that all negotiations and other acts in furtherance of the execution and delivery of this Agreement by MML in connection with the transactions contemplated herein have taken place and will take place solely in Hong Kong.

3.3 **Representations, Warranties and Covenants by Mongolia Metals Limited and Hong Kong Metals Limited respecting each company**. In order to induce U308, MEL, and Tooroibandi to enter into and consummate this Agreement, each of MML and HKMML hereby, jointly and severally, also represents to, warrants to and covenants with U308, MEL and Tooroibandi, with the intent that U308, MEL and Tooroibandi will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of MML and HKMML, after having made due inquiry:

Corporate Status of MML and HKMML

(a) MML and HKMML are companies with limited liability duly and properly organized and validly subsisting under the laws of its respective jurisdiction of incorporation being the only jurisdiction where each is required to be registered for the purpose of enabling it to carry on its business and own its property as presently carried on and owned;

(b) MML and HKMML each have good and sufficient power, authority and right to own or lease its property, to enter into this Agreement and to perform its obligations hereunder;

Authorization

(c) this Agreement has been duly authorized, executed and delivered by the MML and HKMML and is a legal, valid and binding obligation of MML and HKMML, enforceable against MML and/or HKMML, as the case may be, by U308, MEL, and/or Tooroibandi in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

Options

(d) no person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of MML or HKMML;

Title to Personal Property and Other Property

(e) the respective property and assets of MML and HKMML are, and between the date hereof and the Closing Date (as hereinafter determined), will be, owned beneficially by MML and HKMML with a good and marketable title thereto, free and clear of all Encumbrances save as previously disclosed in writing to U308, MEL and Tooroibandi;

(f) HKMML is the rightful and legal owner of the Licenses, free and clear of any and all liens, charges, pledges, security interests and claims of others, and no taxes, payments or fees are due in respect of any part of the Licenses, and HKMML has free and unimpeded right to the Licenses;

(g) there has not been any default in any obligation to be performed relating to the Licenses;

Books and Records

(h) the books and records of MML and HKMML fairly and correctly set out and disclose, in all material respects, in accordance with generally accepted accounting principles, consistently applied, the financial condition of each as of the date of this Agreement and all material financial transactions of each have been accurately recorded in such books and records;

Corporate Records

(i) the Corporate records and minute books of MML and HKMML contain complete and accurate minutes, (duly signed by the chairman and/or secretary of the appropriate meeting) of all meetings of the directors and shareholders of MML or HKMML since its date of incorporation;

(j) the share certificate records, the securities register, the register of disclosures, the register of directors and officers for MML and HKMML are contained in the corporate minute book and are complete and accurate in all respects;

Directors and Officers

(k) the present directors and officers of MML are as follows:

Name	Position
Yung Soong Teh	Director

(j) the present directors and officers of HKMML are as follows:

Name	Position
Yung Soong Teh	Director

Accuracy of Warranties

(k) neither this Agreement nor any document, schedule, list, certificate, declaration under oath or written statement now or hereafter furnished by MML or HKMML to U308, MEL or Tooroibandi in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement or representation of a material fact on the part of MML or HKMML, or omits or will omit on behalf of MML or HKMML to state a material fact necessary to make any such statement or representation therein or herein contained not misleading; and

Full Disclosure

(l) MML and HKMML have no information or knowledge of any fact not communicated to U308, MEL or Tooroibandi and relating to MML's or HKMML's business, which, if known to U308, MEL and Tooroibandi, might reasonably be expected to deter U308, MEL and Tooroibandi from entering into this Agreement or from completing the transactions contemplated by this Agreement.

3.4 **Survival of the Representations, Warranties and Covenants by each of Mongolia Metals Limited and Hong Kong Mongolia Metals Limited**. To the extent they have not been fully performed at or prior to the Time of Closing, each and every representation and warranty of MML or HKMML contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall:

(a) be true and correct on and as of the Closing Date with the same force and effect as though made or given on the Closing Date;

(b) remain in full force and effect notwithstanding any investigations conducted by or on behalf of U308, MEL and Tooroibandi; and

(c) survive the completion of the transactions contemplated by this Agreement until the second anniversary of the Closing Date and shall continue in full force and effect for the benefit of U308, MEL and Tooroibandi during that period, except that:

   (i) the representations and warranties set out in section 3.2(a) to and including 3.2(d) above shall survive and continue in full force and effect without limitation of time; and

   (ii) a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law; and

(d) to the extent they have not been fully performed at or prior to the Time of Closing, each and every covenant of MML and HKMML contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion, shall continue in full force and effect for the benefit of U308, MEL and Tooroibandi.

Article 4
WARRANTIES, REPRESENTATIONS AND COVENANTS BY URANIUM 308 CORP, MONGOLIA ENERGY LIMITED AND TOOROIBANDI LIMIITED

4.1 **Warranties, Representations and Covenants by Uranium 308 Corp., Mongolia Energy Limited and Tooroibandi Limited**. In order to induce MML and HKMML to enter into and consummate this Agreement, U308, MEL and Tooroibandi hereby warrant to, represent to and covenant with each of MML and HKMML, with the intent that each of MML and HKMML will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of U308, MEL and Tooroibandi, after having made due inquiry:

Corporate Status of U308, MEL and Tooroibandi

(a) U308, MEL and Tooroibandi are companies with limited liability duly and properly organized and validly subsisting under the laws of its respective jurisdiction of incorporation being the only jurisdiction where it is required

to be registered for the purpose of enabling it to carry on its business and own its property as presently carried on and owned;

(b) U308, MEL and Tooroibandi each have good and sufficient power, authority and right to own or lease its property, to enter into this Agreement and to perform its obligations hereunder;

Authorization

(c) this Agreement has been duly authorized, executed and delivered by U308, MEL and Tooroibandi and is a legal, valid and binding obligation of U308, MEL and Tooroibandi, enforceable against U308, MEL and Tooroibandi, as the case may be, by MML and/or HKMML in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

Share Capital of U308

(d) the authorized capital of U308 consists of 3,750,000,000 shares of common stock of which 87,604,467 shares of common stock of U308 have been duly issued and are outstanding as fully paid and non-assessable;

(e) all of the issued and outstanding shares of U308 are listed and posted for trading on the Exchange;

(f) U308 will allot and issue the Common Shares on the Closing Date in accordance with sections "2.2" and "2.3" hereinabove as fully paid and non-assessable in the capital of U308, free and clear of all actual or threatened liens, charges, security interests, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever, other than hold periods or other restrictions imposed under applicable securities legislation or by securities regulatory authorities;

Directors and Officers

(h) the present directors and officers of U308 are as follows:

Name	Position
Dennis Tan	President, CEO & Director
Anthony Tam	Secretary, Treasurer & Director
Lin Dong Hong	Director
Chris Metclaf	Director
Martin Shen	Director

(i) the present directors and offices of MEL are as follows:

Name	Position
Anthony Tam	President, Secretary & Director

(j) the present directors and offices of Tooroibandi are as follows:

Name	Position
Lin Dong Hong	President, Secretary & Director

Full Disclosure

(k) U308, MEL and Tooroibandi have no information or knowledge of any fact not communicated to MML and HKMML relating to U308, MEL or Tooroibandi or to U308's, MEL's or Tooroibandi's business or to its issued and outstanding securities which, if known to MML and/or HKMML, might reasonably be expected to deter MML and/or HKMML from entering into this Agreement or from completing the transactions contemplated by this Agreement.

4.2 **Survival of the Representations, Warranties and Covenants by Uranium 308 Corp., Mongolia Energy Limited and Tooroibandi Limited.** To the extent they have not been fully performed at or prior to the Time of Closing, each representation and warranty of U308, MEL and Tooroibandi contained in this Agreement or in any document, instrument, certificate or undertaking given pursuant hereto shall:

(a) be true and correct on and as of the Closing Date with the same force and effect as though made or given on the Closing Date;

(b) remain in full force an effect notwithstanding any investigations conducted by or on behalf of MML and/or HKMML;

(c) survive the completion of the transactions contemplated by this Agreement until the second anniversary of the Closing Date and shall continue in full force and effect for the benefit of MML and HKMML during that period, except that a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law; and

(d) to the extent they have not been fully performed at or prior to the Time of Closing, each and every covenant of U308, MEL and Tooroibandi contained in this Agreement and any agreement, instrument, certificate or

other document executed or delivered pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion, shall continue in full force and effect for the benefit of MML and HKMML.

Article 5
CONDITIONS PRECEDENT TO CLOSING

5.1 **Parties' Conditions Precedent prior to the Closing Date**. All of the rights, duties and obligations of each of the Parties hereto under this Agreement are subject to the following conditions precedent for the exclusive benefit of each of the Parties to be fulfilled in all material aspects in the reasonable opinion of each of the Parties or to be waived by each or any of the Parties, as the case may be, as soon as possible after the Execution Date; however, unless specifically indicated as otherwise, not later than the Time of Closing:

(a) the specific ratification of the terms and conditions of this Agreement by the Board of Directors of U308 within five business days of the due and complete execution of this Agreement by each of the Parties hereto.

5.2 **Parties' Waiver of Conditions Precedent**. The conditions precedent set forth in section "5.1" hereinabove are for the exclusive benefit of each of the Parties hereto and may be waived by each of the Parties in writing and in whole or in part at or prior to the Time of Closing.

5.3 **Mongolia Metals Limited's and Hong Kong Mongolia Metals Limited's Conditions Precedent**. The purchase and sale of that amount of shares of common stock of MML to MEL that will result in MEL owning 10% of the issued and outstanding shares of MML, and that amount of shares of common stock or registered capital of HKMML to Tooroibandi that will result in Tooroibandi owning 1% of the issued and outstanding shares or registered capital of HKMML (referred to as the "*Purchased Securities*") is subject to the following terms and conditions for the exclusive benefit of MML and HKMML, to be fulfilled or performed at or prior to the Time of Closing:

(a) the representations and warranties of U308, MEL and Tooroibandi contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;

(b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by U308, MEL and Tooroibandi at or before the Time of Closing shall have been complied with or performed in all material respects;

(c) there shall have been obtained, from all appropriate federal, provincial, municipal or other governmental or administrative bodies, such licenses,

permits, consents, approvals, certificates, registrations and authorizations as are required by law, if any, to be obtained by U308, MEL or Tooroibandi to permit the change of ownership of MML and HKMML contemplated hereby; and

(d) no legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Securities contemplated hereby.

If any of the conditions contained in this section 5.3 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of MML and HKMML, acting reasonably, MML and/or HKMML may, by notice to U308, MEL and Tooroibandi, terminate this Agreement and the obligations of the Parties under this Agreement, other than the obligations contained in Article 8 hereinbelow, shall be terminated, provided that MML and HKMML may also bring an action pursuant to Article 7 against U308, MEL or Tooroibandi for damages suffered by MML and/or HKMML where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by U308, MEL, or Tooroibandi. Any such condition may be waived in whole or in part by MML and HKMML in writing without prejudice to any claims it may have for breach of covenant, representation or warranty.

5.4 **Uranium 308 Corp.'s, Mongolia Energy Limited's and Tooroibandi Limited's Conditions Precedent prior to the Closing Date**. The sale and purchase of the Purchased Securities is subject to the following terms and conditions for the exclusive benefit of U308, MEL and Tooroibandi, to be fulfilled or performed at or prior to the Time of Closing:

(a) the representations and warranties of MML and HKMML contained in this Agreement shall be true and correct at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;

(b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by MML and HKMML at or before the Time of Closing shall have been complied with or performed;

(c) there shall have been obtained, from all appropriate federal, provincial, municipal or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained, if any, by MML and HKMML to permit the change of ownership of MML and HKMML contemplated hereby;

(d) there shall have been no material adverse changes in the condition (financial or otherwise), assets, liabilities, operations, earnings, the MML's or HKMML's Business or prospects since the date of this Agreement; and

(e) no legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Securities contemplated hereby.

If any of the conditions contained in this section 5.4 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of U308, MEL or Tooroibandi, acting reasonably, U308, MEL, or Tooroibandi may, by notice to MML and HKMML, terminate this Agreement and the obligations of the Parties under this Agreement, other than the obligations set forth in Article 8, shall be terminated, provided that U308, MEL and/or Tooroibandi may also bring an action pursuant to Article 7 against MML and/or HKMML for damages suffered by U308, MEL, or Tooroibandi where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by MML or HKMML. Any such condition may be waived in whole or in part by U308, MEL and Tooroibandi without prejudice to any claims it may have for breach of covenant, representation or warranty.

Article 6
CLOSING AND EVENTS OF CLOSING

6.1 **Closing and Closing Date**. The closing (the "*Closing*") of the within purchase and delivery of the Purchased Securities, as contemplated in the manner as set forth in Article "2" hereinabove, together with all of the transactions contemplated by this Agreement shall occur on or before January 31, 2008 (the "*Closing Date*"), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the offices of MML located at Unit C & B, 8th Floor, Sincere Insurance Building, 4 Hennessy Road, Hong Kong at 2:00 p.m. (Hong Kong Time) on the Closing Date.

6.2 **Latest Closing Date**. If the Closing Date has not occurred by January 31, 2008, subject to an extension as may be mutually agreed to by the Parties for a maximum of 7 days per extension, then the Parties shall each have the option to terminate this Agreement by delivery of written notice to the other Parties. Upon delivery of such notice, this Agreement shall cease to be of any force and effect except for Article "8" hereinbelow, which shall remain in full force and effect notwithstanding the termination of this Agreement.

6.3 **Documents to be delivered by Mongolia Metals Limited and Hong Kong Mongolia Metals Limited prior to the Closing Date**. Not later than the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, MML and HKMML shall also execute and deliver or cause to be delivered to U308's counsel all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for U308, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary allotment, issuance and delivery of all of the Purchased Securities to U308's counsel free and clear of all liens, security interests, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a) all documentation as may be necessary and as may be required by U308's counsel, acting reasonably, to ensure that all of the Purchased Securities have been allotted, issued, delivered and/or transferred and are registered

in the name of MEL and Tooroibandi as appropriate and for the benefit of MEL and Tooriobandi under all applicable corporate and securities laws;

(b) certificates representing the Purchased Securities registered in the name of MEL and Tooroibandi as appropriate;

(c) a copy of the resolutions of the directors of MML and HKMML authorizing the allotment and issuance of the Purchased Securities to MEL and Tooroibandi as appropriate;

(d) a copy of all corporate records and books of account of the Company and including, without limiting the generality of the foregoing, a copy of all minute books, share register books, share certificate books and annual reports of the Company;

(e) a certified copy of the Licenses held by HKMML; and

(f) all such other documents and instruments as U308's counsel may reasonably require.

6.4 **Documents to be delivered by Uranium 308 Corp., Mongolia Energy Limited and Tooroibandi Limited prior to the Closing Date**. Not later than the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, U308, MEL and Tooroibandi shall also execute and deliver or cause to be delivered to MML and HKMML or their respective counsel, all such other documents, resolutions and instruments that may be necessary, in the opinion of counsel for the MML and HKMML, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary acceptance of the purchase of the Purchased Securities and approval of the allotment, issuance and delivery of the Common Shares to MML, and in particular including, but not being limited to, the following materials:

(a) a copy of the resolutions of the directors of U308, MEL and Tooroibandi providing for the approval of all of the transactions contemplated hereby;

(b) an executed treasury order of U308 providing for the due issuance of all of the Common Shares in accordance with sections "2.2" and "2.3" hereinabove; and

(c) certificates representing the Common Shares registered in the name of MML; and

(d) all such other documents and instruments as MML's and HKMML's respective counsel may reasonably require.

Article 7
INDEMNIFICATION AND LEGAL PROCEEDINGS

7.1 **Indemnification**. The Parties hereto agree to indemnify and save harmless the other Parties hereto and including, where applicable, their respective affiliates, directors, officers, employees and agents (each such party being an "*Indemnified Party*") harmless from and against and agree to be liable for any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

7.2 **No Indemnification**. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

7.3 **Claim of Indemnification**. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

7.4 **Notice of Claim**. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any of the Parties hereto, the Indemnified Party will give the relevant Party hereto prompt written notice of any such action of which the Indemnified Party has knowledge and such Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt consulting of counsel acceptable to the Indemnified Party affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve any Party hereto of such Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by any Party hereto of substantive rights or defenses.

7.5 **Settlement**. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonably withheld.

7.6 **Legal Proceedings**. Notwithstanding that the relevant Party hereto will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a) such counsel has been authorized by the relevant Party hereto;

(b) the relevant Party hereto has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c) the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d) there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

7.7 **Contribution**. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party hereto shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by any Party hereto on the one hand and the Indemnified Party on the other, but also the relative fault of the Parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party hereto shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

Article 8
NON-DISCLOSURE

8.1 **Confidentiality**. Until Closing, the parties undertake to keep all information with respect to this Agreement, the terms herein, and any related, underlying or subsequent agreements (collectively, the "*Information*") confidential and not to directly or indirectly disclose the Information at any time to any person or persons or use the Information for any purpose whatsoever, and to take, or abstain from taking, other actions set forth herein. The Information will be used solely for the purpose of evaluating the proposed transactions set out herein, and will be kept confidential by each of the Parties, and their officers, directors, employees, representatives, agents, and advisors; provided that (i) any of such Information may be disclosed by either party to its officers, directors, employees, representatives, agents, and advisors who require such information for the purpose of evaluating the arrangement set out herein; (ii) disclosure of such Information may be made where the consent in writing of the other Parties has been obtained; (iii) such Information may be disclosed if so required by law; and (iv) such obligation of confidentiality shall expire upon such Information becoming public by means other than a breach of this Section. If the arrangement set out in the Agreement is not completed, each of the Parties will promptly return all documents, contracts, records, or properties to the appropriate Party. The provisions of this paragraph shall survive the termination of this Agreement.

8.2 **Public Disclosure**. None of the Parties will, before Closing, make any public release of information regarding the matters contemplated herein except that each of the Parties may each continue such communications with their respective employees, customers, suppliers, franchisees, lenders, lessors, shareholders, and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other Parties or the prompt consummation of the transactions contemplated by this Agreement, or as otherwise required by law.

Article 9
ASSIGNMENT AND AMENDMENT

9.1 **Assignment**. Save and except as provided herein, no Party hereto may sell, assign, pledge or mortgage or otherwise encumber all or any part of its respective interest herein without the prior written consent of all of the other Parties hereto.

9.2 **Amendment**. This Agreement and any provision thereof may only be amended in writing and only by duly authorized signatories of each of the respective Parties hereto.

Article 10
FORCE MAJEURE

10.1 **Events**. If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

10.2 **Notice**. A Party shall, within seven calendar days, give notice to the other Parties of each event of *force majeure* under section "10.1" hereinabove, and upon cessation of such event shall furnish the other Parties with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of *force majeure* and all preceding events of *force majeure*.

Article 11
ARBITRATION

11.1 **Matters for Arbitration**. The Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

11.2 **Notice**. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than 10 calendar days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such 10 calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section "**11.3**" hereinbelow.

11.3 **Appointments**. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within two calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 10 calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within 10 calendar days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the arbitration statute or act in force and effect in Hong Kong (the "*Commercial Arbitration Act*"). Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Commercial Arbitration Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Hong Kong for the purpose of hearing the evidence and representations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Commercial Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

11.4 **Award**. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 12
DEFAULT AND TERMINATION

12.1 **Default**. The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the "*Defaulting Party*"), the non-defaulting Parties (herein called the "*Non-Defaulting Parties*") shall give notice to the Defaulting Party designating such default, and within 10 calendar days after its receipt of such notice, the Defaulting Party shall either:

(a) cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b) give the Non-Defaulting Parties notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

12.2 **Arbitration**. If arbitration is sought, a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article "11" hereinabove.

12.3 **Curing the Default**. If:

(a) the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or

(b) arbitration is not so sought; or

(c) the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,

the Non-Defaulting Parties may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

12.4 **Termination**. In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be terminated in the event that:

(a) the ratification by the Board of Directors of U308 is not received within five business days of the due and complete execution of this Agreement;

(b) any of the Parties hereto has not either satisfied or waived each of their respective conditions precedent at or prior to the Time of Closing in accordance with the provisions of Article "5" hereinabove;

(c) any of the Parties hereto has failed to deliver or caused to be delivered any of their respective documents required to be delivered by Articles "5" and "6" hereinabove at or prior to the Time of Closing in accordance with the provisions of Articles "5" and "6";

(d) the Closing has not occurred on or before January 31, 2008, or such later date, all in accordance with section "6.2" hereinabove; or

(e) by agreement in writing by each of the Parties hereto;

and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under Article "8" hereinabove.

Article 13
NOTICE

13.1 **Notice**. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Parties entitled to receive the same, or delivered to such Parties, at the address for such Parties specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

13.2 **Change of Address**. Any Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Article 14
GENERAL PROVISIONS

14.1 **Entire Agreement**. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement and including, without limitation, the agreement as between the Parties.

14.2 **Enurement**. This Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators and assigns.

14.3 **Schedules**. The Schedules to this Agreement are hereby incorporated by reference into this Agreement in its entirety.

14.4 **Time of the Essence**. Time will be of the essence of this Agreement.

14.5 **Representation and Costs**. It is hereby acknowledged by each of the Parties hereto that, as between the Parties hereto, Devlin Jensen, Barristers and Solicitors, acts for U308, MEL and Tooroibandi, and that each of MML and HKMML have been advised by Devlin Jensen to obtain independent legal advice with respect to their respective reviews and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement, and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily involved thereto, by Devlin Jensen shall be at the cost of U308.

14.6 **Applicable Law**. The situs of this Agreement is Hong Kong and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in Hong Kong.

14.7 **Further Assurances**. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

14.8 **Severability and Construction**. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

14.9 **Captions**. The captions, section numbers, Article numbers and Schedule numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

14.10 **Currency**. Unless otherwise stipulated, all references to money amounts herein shall be in lawful money of the United States.

14.11 **Counterparts**. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the effective Execution Date as set forth on the front page of this Agreement.

14.12 **No Partnership or Agency**. The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

14.13 **Consents and Waivers**. No consent or waiver expressed or implied by any Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

(a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c) constitute a general waiver under this Agreement; or

(d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

IN WITNESS WHEREOF each of the Parties hereto has hereunto executed this Agreement as of the Execution Date as set forth on the front page of this Agreement.

MONGOLIA ENERGY LIMITED,)

Per: /s/ Anthony Tam)
Authorized Signatory)

Anthony Tam, Director)
Print name and title

URANIUM 308 CORP.,

Per: /s/ Dennis Tan
Authorized Signatory

Dennis Tan, President
Print name and title

TOOROIBANDI LIMITED,

Per: /s/ Lin Dong Hong
Authorized Signatory

Lin Dong Hong, Director
Print name and title

MONGOLIA METALS LIMITED,

Per: /s/ Yung Soong Teh
Authorized Signatory

Yung Soong Teh, Director
Print name and title

HONG KONG MONGOLIA METALS LIMITED,

Per: /s/ Yung Soong Teh
Authorized Signatory

Yung Soong Teh, Director
Print name and title

Schedule A

This is Schedule "A" to that certain Share Purchase Agreement among Uranium 308 Corp., Mongolia Energy Limited, Tooroibandi Limited, Mongolia Metals Limited and Hong Kong Mongolia Metals Limited.

Licenses

Refer to the attached materials

/State symbol of Mongolia/

MINERAL RESOURCES & PETROLEUM AUTHORITY

SPECIAL PERMISSION CERTIFICATE

FOR EXPLORATION OF MINERAL RESOURCES

Number *13061X*

Based on article No.19 of Mineral resources law of Mongolia, the present special permission is duly granted to

"HKMML" Co.,Ltd

that has state registration certificate No. *9019030105*, permitting to explore mineral resources at *3038* hectare field at the place which named *Ulziit* at the territory of *Erdene soum, Tuv province* according to the rules and provisions of the Mineral resources law for a period till *February 09, 2009*.

The present certificate will be considered as invalid without Appendix.

GRANTED BY:

CHAIRMAN OF THE MINERAL RESOURCES
& PETROLEUM AUTHORITY
(seal affixed) /signed/ /BOLD.L/

Date: December 18, 2007

Ulaanbaatar city

Translated and verified by "OBTS" translation bureau
Tel: 976-11-330020

1st APPENDIX TO THE LICENSE No.13061X OF MINERAL RESOURCES EXPLORATION

/Invalid without certificate/

Changes on corner points co-ordinations of license agreed field

No.	Basis co-ordination changes	Application registry No.	Reducing field measure	Remaining field measure
1.	Issued to "HKMML" Co,,Ltd that has state registration certificate No. 9019030105 dividing the field with special permission No. 11317X according to the decision No.2562 of Chairman of Cadastral registration center in 2007. Firstly issuance date was considered as February 09, 2006.	T5920X		3038 Dec 18, 2007

Translated and verified by "UBTs.I" translation bureau
Tel: 976-11-330020; 99181832

2nd APPENDIX TO THE LICENSE
No.13061X OF MINERAL RESOURCES EXPLORATION

/Invalid without certificate/

Changes on corner points co-ordinations of license agreed field

No.	*Basis co-ordination changes*	*Valid co-ordinations*
1	***Issued from license field No.11317X***	

No	Grad	min	sec	grad	min	sec
1	107	35	20	47	46	54
2	107	38	57.9	47	46	40.35
3	107	41	40	47	45	20
4	107	41	30	47	42	28
5	107	43	0	47	42	26
6	107	43	0	47	41	55
7	107	40	37	47	41	55
8	107	40	37	47	44	0

Dec 18, 2007

No	Grad	min	sec	grad	min	sec
9	107	39	31	47	44	0
10	107	39	31	47	46	5
11	107	35	25	47	46	5
12	107	35	25	47	44	4
13	107	36	54	47	44	4
14	107	36	54	47	42	40
15	107	35	0	47	42	40
16	107	35	0	47	42	54

Zayabat.E
/seal affixed/

Translated and verified by "UBTs,I" translation bureau
Tel: 976-11-330020, 99181837

MINERAL RESOURCES & PETROLEUM AUTHORITY

SPECIAL PERMISSION CERTIFICATE
FOR EXPLORATION OF MINERAL RESOURCES

Number *13062X*

Based on article No.19 of Mineral resources law of Mongolia, the present special permission is duly granted to

"HKMML" Co.,Ltd

that has state registration certificate No. *9019030105*, permitting to explore mineral resources at *528* hectare field at the place which named *Baatar* at the territory of *Erdene soum, Tuv province* according to the rules and provisions of the Mineral resources law for a period till *February 09, 2009.*

The present certificate will be considered as invalid without Appendix.

GRANTED BY:

CHAIRMAN OF THE MINERAL RESOURCES
& PETROLEUM AUTHORITY /signed/ /BOLD.L/
(seal affixed)

Date: December 18, 2007

Ulaanbaatar city

Translated and verified by "NBTs" translation bureau
Tel: 976-11-350820, 99184827

1st APPENDIX TO THE LICENSE
No.13062X OF MINERAL RESOURCES EXPLORATION

/Invalid without certificate/

Changes on corner points co-ordinations of license agreed field

No.	***Basis co-ordination changes***	***Application registry No.***	***Reducing field measure***	***Remaining field measure***
1.	***Issued to "HKMML" Co.,Ltd that has state registration certificate No. 9019030105 dividing the field with special permission No. 11317X according to the decision No.2562 of Chairman of Cadastral registration center in 2007. Firstly issuance date was considered as February 09, 2006.***	***T5920X***		*528* *Dec 18, 2007*

Translated and verified by "UBTsI" translation bureau
Tel: 976-11-310020, 99181837

2nd APPENDIX TO THE LICENSE No.13062X OF MINERAL RESOURCES EXPLORATION

/Invalid without certificate/

Changes on corner points co-ordinations of license agreed field

No.	Basis co-ordination changes	Valid co-ordinations
1	***Issued from license field No.11317X*** No Grad min sec grad min sec 1 107 33 00 47 40 57 2 107 35 29 47 40 57 Dec 18, 2007	No Grad min sec grad min sec 3 107 35 29 47 40 02 4 107 33 00 47 40 02 Zayabat.E /seal affixed/

Translated and verified by "OBTs" translation bureau
Tel: 976-11-3[illegible]

STATE SYMBOL
MONGOLIA
AUTHORITY OF MINERALS AND PETROLEUM

MINERALS EXPLORATION SPECIAL

PERMISSION

Number 13063X

In accordance with the article no. 19 of the Mineral Exploration Law of Mongolia, the present Special Permission is issued to "NKMML" Co., ltd with the state registration no. 9019030105 by 14 Nov 2009 permitting to conduct minerals exploration at the field with the square of 262 hectares, located in Jargalant, Erdene soum, Tuv province, Mongolia.

/the present Permission is not valid without the enclosure/

CHAIRMAN OF THE AUTHORITY

(SIGNED) L. BOLD

STAMP

18 Dec 2007

Ulaanbaatar city

OCHKO TRANSLATION CENTER

Translated and verified by "OCHKO" Translation Center
Tel/Fax: 976-11-315055, Mob: 976- 99267755

Translation from Mongolian

Enclosure I of the Special Permission no. 13063X for Minerals Exploration /invalid without the special permission/

Amendments and modifications to the special permission and its field

No.	Justification for the amendment made in the License	Registration number of application	Subtracted square's size	Size of remained square
1.	Upon the decision no. 2562 by the chairman of the Cadastre Registration Centre dated from 2007, the special Permission no. 12207X issued to "NKMML" Co., ltd. The firstly issuance date will be accounted by 14 Nov 2006.	...	T 5919X	262 hectares 18 Dec 2007

Translated and verified by "OCHKO" Translation Center
Tel/Fax: 976-11-315055, Mob:976- 99267755

OCHKO TRANSLATION CENTER

Translation from Mongolian

ENCLOSURE No. 2 TO THE MINERALS EXPLORATION LICENSE No. 13063X
/Not valid without the License/
Alteration on intersection of square corner points of the square size permitted by the License and License possession

No.	Justification for alteration on the intersections	Valid intersections
1.	It's been granted from the field with the permission no. 12207X.	1. 107⁰ 33′ 11″ 47⁰ 38′ 23″ 2. 107⁰ 34′ 00″ 47⁰ 38′ 23″ 3. 107⁰ 34′ 00″ 47⁰ 37′ 00″ 4. 107⁰ 33′ 11″ 47⁰ 37′ 00″ Dec 18, 2007 /signed/ E. Zayabat

Translated and verified by "OCHKO" Translation Center
Tel/Fax: 976-11-315055, Mob:976-99267755

OCHKO TRANSLATION CENTER

Translation from Mongolian

STATE SYMBOL
MONGOLIA
AUTHORITY OF MINERALS AND PETROLEUM

MINERALS EXPLORATION SPECIAL

PERMISSION

Number 13064X

In accordance with the article no. 19 of the Mineral Exploration Law of Mongolia, the present Special Permission is issued to "HKMML" Co., ltd with the state registration no. 9019030105 by 14 Nov 2009 permitting to conduct minerals exploration at the field with the square of 830 hectares, located in Navchit, Erdene soum, Tuv province, Mongolia.

/the present Permission is not valid without the enclosure/

CHAIRMAN OF THE AUTHORITY

(SIGNED) L. BOLD

STAMP

18 Dec 2007

Ulaanbaatar city

Translated and verified by "OCHKO" Translation Center
Tel/Fax: 976-11-315055, Mob:976- 99267755

OCHKO TRANSLATION CENTER

Enclosure I of the Special Permission no. 13064X for Minerals Exploration /invalid without the special permission/

Amendments and modifications to the special permission and its field

No.	Justification for the amendment made in the License	Registration number of application	Subtracted square's size	Size of remained square
1.	Upon the decision no. 2562 by the chairman of the Cadastre Registration Centre dated from 2007, the special Permission no. 12207X issued to "HKMML" Co., ltd. The firstly issuance date will be accounted by 14 Nov 2006.	-	T 5919X	830 hectares 18 Dec 2007

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Translation from Mongolian

ENCLOSURE No. 2 TO THE MINERALS EXPLORATION LICENSE No. 13064X
/Not valid without the License/
Alteration on intersection of square corner points of the square size permitted by the License and License possession

No.	Justification for alteration on the intersections	Valid intersections
1.	It's been granted from the field with the permission no. 12207X.	1. 107° 39' 35" 47° 37' 51" 2. 107° 44' 0" 47° 37' 51" 3. 107° 44' 0" 47° 37' 0" 4. 107° 43' 24.71" 47° 37' 0" 5. 107° 43' 18" 47° 37' 20" 6. 107° 42' 19.13" 47° 37' 0" 7. 107° 39' 35" 47° 37' 0" Dec 18, 2007 /signed/ B. Yalalt

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OCHKO TRANSLATION CENTER